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                                                                    Exhibit 23.2
                                                                    ------------



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), dated August 13, 1999, pertaining to the Non-Qualified Stock Options Pursuant to Written Option Agreements of Boston Communications Groups, Inc. of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Boston Communications Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                   /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 13, 1999